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                                  Exhibit 10
                                  ----------


                               TRANSACTION NO. 4
                                     UNDER
         THE PURCHASE AND SALE AGREEMENT FOR UNFORCED CAPACITY, ENERGY
        AND ANCILLARY SERVICES BETWEEN CONECTIV ENERGY SUPPLY, INC. AND
                        DELMARVA POWER & LIGHT COMPANY


Date:   September 1, 2001

Seller: Conectiv Energy Supply, Inc. ("CESI" or "Seller")

Buyer:  Delmarva Power & Light Company ("DPL" or "Buyer")

A. General Terms and Conditions: This Transaction is executed under the Purchase and Sale Agreement for Unforced Capacity, Energy and Ancillary Services Between Conectiv Energy Supply, Inc. and Delmarva Power & Light Company (the "Umbrella Agreement"). Except as herein specifically modified, the terms and conditions of the Umbrella Agreement are incorporated herein by reference.

B. Intent: The intent of this Transaction is that, with adjustments described below, CESI will provide to DPL its full supply-related requirements. During each month of the Term of this Transaction CESI will sell to DPL, and DPL will purchase from CESI, sufficient Energy, Supply-related Ancillary Services and Unforced Capacity (the "Products") to meet the DPL supply-related requirements as described herein. It is further the intent of the parties that CESI's costs to fulfill its obligations under this Transaction will not be flowed-through directly or indirectly to DPL, but will be solely CESI's responsibility and that the price that DPL will pay to CESI for the Products purchased in any month hereunder shall be equal to the supply-related components of the invoices rendered by DPL in said month.

C. Term: September 1, 2001 through January 31, 2002; provided, however, that if all required regulatory approvals are obtained, the term shall be extended until June 30, 2004.

D.      Definitions for use in this Transaction:

        "DPL's DEMEC Obligations" shall mean quantities of Products that DPL sells to the Delaware Municipal Electric Corporation ("DEMEC") or to the Delaware Cities and Towns of Clayton, Smyrna, New Castle, Newark, Middletown, Milford, Lewes, and Seaford (referred to jointly herein as the "DEMEC Members") under contracts scheduled to expire on December 31, 2003 (the "DEMEC Agreements").

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        "DPL's PLR Obligations" shall mean quantities of Products that DPL sells to retail customers ("PLR Customers") who have not selected service from a competitive supplier, have not entered into Special Contracts (as defined below) with Delmarva and whom DPL is obligated to serve as a supplier of last resort under the Delaware SOS, Maryland ESS or Virginia Retail tariffs. DPL's PLR Obligations, according to state jurisdiction and customer class, are follows:

               Delaware:
                     September 1, 2001 through September 30, 2002, all customer classes October 1, 2002 through September 30, 2003, residential customers only

               Maryland:
                     September 1, 2001 through June 30, 2003, all customer classes July 1, 2003 through June 30, 2004, residential customers only

               Virginia:
                     September 1, 2001 through December 31, 2003, all customer classes

        "DPL's Special Contract Obligations" shall mean quantities of Products that DPL sells to retail customers ("Special Contract Customers") under contracts ("Special Contracts") approved by a state regulatory commission having jurisdiction over Delmarva's service. DPL's Special Contract Obligations shall be limited to base quantities of Products provided for in the Special Contracts and shall be further limited to the term provided for in each Special Contract as of the effective date of this Transaction.

        "DPL Supply Related Revenues" shall mean the supply component of revenues billed in any month by DPL to (i) DEMEC and the DEMEC Members;
        (ii) Special Contract Customers; and (iii) PLR Customers.

        "Non-DPL Obligations" shall mean quantities of Products that appear on either the PJM Invoice (Energy and Supply Related Ancillary Services) or the Installed Capacity Position Report (Unforced Capacity) as DPL consumption but which are not associated with DPL's DEMEC Obligations, DPL's Special Contract Obligations or DPL's PLR Obligations. Examples of Non-DPL Obligations are: (i) Usage by the City of Dover; (ii) Sales by third party suppliers to retail or wholesale customers within the DPL service territory; and (iii) Sales by DPL to PLR Customers during periods within the Term of this Transaction but outside of the periods defined in this Section for DPL's PLR Obligation.

        "PJM" means the PJM Interconnection, LLC, or successor organization.

        "PJM Invoice" shall mean the invoice that is issued by PJM to DPL each month that reflects the quantities of Products that DPL consumed in the prior month.

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        "Supply-Related Ancillary Services" shall mean:

              a.  Scheduling, System Control and Dispatch Service (PJM and RTO)
              b.  Reactive Supply and Voltage Control Service
              c.  Regulation and Frequency Response Service
              d.  Energy Imbalance Service
              e.  Operating Reserve Service

   E.   Products:

        1.    Energy required to meet DPL's supply requirements
        2. Supply-related Ancillary Services required to meet DPL's supply requirements
        3.    Unforced Capacity required to meet the DPL's supply requirements

   F.   Quantity:

        1. During each month of the term of this Transaction CESI shall sell to DPL and DPL shall purchase from CESI the quantities of Products required by DPL to meet the requirements of its DEMEC, Special Contract and PLR Obligations.

              a. Energy and Supply-related Ancillary Services sold by CESI and purchased by DPL shall be equal to the Energy and Ancillary Services appearing on the monthly PJM Invoice as being attributable to DPL adjusted to eliminate (i) quantities of Energy and Supply-related Ancillary Services associated with Non-DPL Obligations; (ii) quantities of Energy and Supply-related Ancillary Services that DPL purchases under an agreement from a third party; (iii) quantities of Energy and Supply-related Ancillary Services that DPL purchases from a third party pursuant to a regulatory commission order or requirement; (iv) quantities of Energy and Supply-related Ancillary Services that DPL purchases from third parties pursuant to a requirement of state or federal law, including the Public Utility Regulatory Policies Act; and (v) quantities of Energy and Supply-related Ancillary Services that DPL purchases to meet a state or federal requirement that it obtain a portfolio of contracts that include specific characteristics, including but not limited to an order requiring DPL to make available a PLR service that includes "green power." With respect to subparts (iii) and (v), DPL agrees that it will not seek to obtain such a Commission order, but reserves the right to enter into settlement agreements that may contain such requirements.

              b. Unforced Capacity sold by CESI and purchased by DPL shall be equal to the Unforced Capacity appearing on the daily PJM Installed Capacity Position Report as being attributable to DPL, adjusted to eliminate (i) quantities of Unforced Capacity associated with Non-DPL Obligations; (ii) quantities of Unforced Capacity that DPL purchases under an agreement from a third party; (iii) quantities of Unforced Capacity that

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                  DPL purchases from a third party pursuant to a regulatory
                  commission order or requirement; (iv) quantities of Unforced Capacity that DPL purchases from third parties pursuant to a requirement of state or federal law, including the Public Utility Regulatory Policies Act; and (v) quantities of Unforced Capacity that DPL purchases to meet a state or federal requirement that it obtain a portfolio of contracts that include specific characteristics, including but not limited to an order requiring DPL to make available a PLR service that includes "green power." With respect to subparts
                  (iii) and (v), DPL agrees that it will not seek to obtain such a Commission order, but reserves the right to enter into settlement agreements that may contain such requirements.

        2. Nothing herein shall be deemed to prevent DPL from increasing its supply requirements either through (i) modification to the existing terms of the Special Contracts; (ii) modification to the existing terms of the DEMEC or DEMEC Member Agreements; (iii) supply to DEMEC or the DEMEC Members under the Part I Power Block or the energy component of the Part III Power Block of the DEMEC Agreements; or (iv) extension of the term during which it is obligated to serve PLR Customers. All such increases in the DPL supply requirements shall be referred to herein as "Additional Requirements". CESI shall be obligated to sell to DPL quantities of Products required to meet the Additional Requirements only if the Parties specifically agree to the price and other terms related to such additional quantities of Products.

        3. The effects of corrections, true-ups, and/or adjustments to the PJM Invoice or other quantities described in Section F or the Price described in Section G for prior periods will be reflected in the month in which such adjustments are booked by DPL.

   G.   Price:

        1. The Price that DPL will pay to CESI for the Products supplied in any month during the term of this Transaction shall be equal to the DPL Supply Related Revenues as described in Section G(2) less adjustments described in Section G(3).

        2. The DPL Supply Related Revenues in any month shall be equal to the sum of:

             a. The unbundled line items appearing in Sections 1, 2, 3 and 4 of the example attached hereto as Attachment No. 1 shall be allocated between "TUB", "CPD" and "CESI" as provided for on said example. The sum of the amounts assigned to "CESI," appearing in the box entitled "DPL Grand Total" shall constitute the DPL Supply Related Revenues associated with Special Contract Customers and PLR Customers for said month. changes in the allocation procedure appearing on attachment no. 1 shall be agreed to by the parties if they will result in a more precise calculation of the revenues associated with the supply components of

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                DPL's PLR obligations and DPL'S special contract obligations.
                such a change will be required when, and if, certain rate classes within a jurisdiction are no longer part of DPL's PLR obligations; and

           b.   Revenues billed by DPL to DEMEC and to the DEMEC Members for the
                Part II Power Block and the demand component of Part III Power Block (as those terms are used in the DEMEC Member Agreements) shall constitute the DPL Supply Related Revenues associated with DEMEC and the DEMEC Members.

      3. The Price provided for herein shall include credits to the DPL Supply Related Revenues for the following: (i) amounts paid by DPL to NRG for the Unforced Capacity under the NRG Unforced Capacity transaction; (ii) amounts paid by DPL to PECO for Unforced Capacity and Energy acquired by DPL under the PECO Peach Bottom Reciprocal Sale; (iii) amounts paid by DPL to NRG for the Energy acquired by DPL under the NRG 500 MWh/hr firm transaction (unless and until said transactions are assigned to CESI); (iv) amounts paid by DPL for Products purchased from a third party pursuant to a regulatory commission order or requirement; (v) amounts paid by DPL for Products purchased from third parties pursuant to a requirement of state or federal law, including the Public Utility Regulatory Policies Act; and (vi) amounts paid by DPL for Products purchased to meet a state or federal requirement that it obtain a portfolio of contracts that include specific characteristics, including but not limited to an order requiring DPL to make available a PLR service that includes "green power."

 H.   Delivery Point:     Energy delivered to the DPL Zone.

 I.   Other Conditions:

      1. CESI shall be responsible for all congestion charges for all services provided to DPL under this Transaction irrespective of whether those congestion charges reflect differences in Locational Marginal Pricing between portions of PJM and the DPL Zone or reflect differences within the DPL Zone. Congestion charges will be deemed to equal the amount of congestion charges reflected on the PJM Invoice, adjusted only by congestion charges for Non-DPL Obligations. To the extent that DPL is allocated or otherwise obtains Fixed Transmission Rights ("FTRs") with respect to the Energy delivered by CESI to the DPL Zone for DPL's DEMEC, Special Contract and PLR Obligations, the economic value of those FTRs will be provided to CESI. Nothing herein precludes CESI from obtaining additional FTRs on its behalf. In furtherance of this provision, CESI agrees to supply to PJM at the appropriate time(s) its designated capacity resources that it will use to meet obligations hereunder and DPL agrees to supply to PJM at the appropriate time(s) its network load transmission and capacity requirements.

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     2.   The Parties agree that if, at any time during the term of this
          Transaction, CESI does not supply any of the Product to DPL that CESI is obligated to provide, and DPL is deemed by PJM or other entity to have acquired the Products from another source, CESI shall pay to DPL the amount billed to DPL by PJM or that third party.

     3. DPL agrees to remain a Network Service Customer as that term is defined by PJM and pay for any transmission and/or distribution services from the Delivery Point to its customers. To the extent that CESI incurs costs associated with transmission or transmission-related ancillary services from regions outside of PJM or point-to-point service within PJM, CESI shall be responsible for such costs.

J.   Payment Terms:

     As soon as reasonably practicable after the end of a calendar month, DPL shall provide to CESI its computations of the Price that it is required to pay for Products purchased hereunder and shall pay that amount to CESI. CESI shall have the right to audit the calculations. Any dispute shall be resolved through good faith discussions and negotiations by individuals at the Vice-President level. DPL and CESI agree to discharge mutual payment obligations due and owing to each other on the same date through netting, so that only the excess amount remaining due shall be paid by the Party who owes it.

K.   Information:

     As soon as reasonably practicable, DPL shall program and modify changes to its computerized systems so that DPL can post on its public web-site its energy usage for its PLR Obligations from the prior day. CESI shall be responsible for forecasting the hourly capacity requirements and energy requirements for DPL's DEMEC, Special Contract and PLR Obligations.

L.   Miscellaneous Terms and Definitions:

     1. Nothing herein shall be deemed to obligate DPL to assign or CESI to accept assignment of a supply contract that is in effect between DPL and a third party.

     2. Required regulatory approvals means an order of the Virginia State Corporation Commission.

     3. Unforced Capacity is defined consistently with the definition of such term as used by PJM. To the extent that PJM begins to use different nomenclature, or modifies the method by which Unforced Capacity or the new term for a similar product is calculated, the parties intend that this Transaction continue in full force and effect with the new term or product being automatically substituted into this Transaction.

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     4.   DPL will be responsible for collecting and paying any state utility taxes related to the supply of its tariff and contract obligations.

     5. The parties recognize that the structure of PJM may be substantially modified to include regions not currently within PJM. To the extent that such a restructuring results in a substantial economic hardship to either party, which hardship is the result of expanding the regions subject to the control of PJM or a successor organization and not the result of market forces, either party may terminate this Transaction by providing one-years' notice of termination, during which time, the parties will negotiate in good faith an adjustment to the Transaction to reflect the changed circumstances.

     6.   Terms can only be modified by mutual agreement of both parties.

     7. This Agreement shall be void and without effect and with no continuing obligation on the part of either Party to the extent that a regulatory commission with jurisdiction issues a final, non-appealable order that prohibits such Agreement.


DELMARVA POWER & LIGHT COMPANY           CONECTIV ENERGY SUPPLY, INC.


By:    _________________                 By:     _________________
Name:  Joseph M. Rigby                   Name:   William H. Spence
Title: Sr. Vice President                Title:  Sr. Vice President

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